Exhibit 10.70

                           THIRD AMENDATORY AGREEMENT

     THIS THIRD AMENDATORY AGREEMENT (this "Amendment") is made this 29th day of March, 1996 by and between GRAFF-PAY-PER VIEW INC., a Delaware corporation, and MIDLANTIC BANK, N.A., a national banking association (the "Bank").

                                    RECITALS:

     WHEREAS, the Borrower and the Bank are parties to an Amended and Restated Loan and Security Agreement dated as of December 9, 1994, as amended by the Amendatory Agreement dated as of August 14, 1995 and the Second Amendatory Agreement dated as of November 13, 1995 (the "Credit Agreement"), which provides for, inter alia, a term loan in the original principal amount of $900,000 and a revolving credit loan in the maximum, aggregate principal amount of $15,000,000;

     WHEREAS, the Borrower is in default of certain covenants of the Credit Agreement and has requested that the Bank waive such existing and continuing Events of Default;

     WHEREAS, the Borrower has requested that the Bank amend the Credit Agreement, including, inter alia, the elimination of certain financial covenants; and

     WHEREAS, the parties have agreed to amend the Credit Agreement for the purpose of affecting the foregoing upon the terms and conditions hereinafter stated.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants contained in this Amendment, and intending to be legally bound hereby, the parties agree as follows:

     Section 1. Interpretation and Definitions.

     (a) All terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement, unless the context clearly requires otherwise. The Credit Agreement and this Amendment are to be treated as one agreement and are together referred to hereafter as the "Agreement."

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

     (b) The following definitions contained in the Credit Agreement are hereby amended and restated to read as follows:

          "AGREEMENT" means the Amended and Restated Loan Agreement dated as of December 9, 1994, as amended by that certain Amendatory Agreement dated as of August 14, 1995, as further amended by that certain Second Amendatory Agreement dated as of November 13, 1995, and that certain Third Amendatory Agreement dated as of March 29, 1996, by and between the Borrower and the Bank, as the same may be amended, modified or supplemented from time to time, together with any appendices, exhibits, schedules or attachments to any of the foregoing.

          "TERMINATION DATE" shall mean January 2, 1997.

     (c) The following definitions are added to the Credit Agreement in alphabetical order:

          "BUDGET" means the 1996 budget prepared by Borrower and delivered to the Bank which includes pro forma income statements and sources and uses of cash flow for the period January 1, 1996, to and including December 31, 1996, attached hereto as Exhibit "B."

          "CASH FLOW REPORT" has the meaning set forth in Section 8.1(j) of this Agreement.

          "EFFECTIVE DATE" has the meaning set forth in Section 8.1(j) of this Agreement.

     Section 2. Amendment to Section 3. Section 3 is hereby amended as follows:

     (a) Sections 3.1(a), (b) and (c) of the Credit Agreement, excluding any definitions contained therein, and all references thereto in the Credit Agreement are hereby deleted in their entirety.

     (b) Section 3.5(b) of the Credit Agreement is amended and restated as follows:

          (b) Any Eurodollar Rate Loans existing as of March 29, 1996, shall be converted to Prime Rate Loans immediately and shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus

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     the Prime Rate Margin, provided that, such conversion to a Prime Rate
     Loan shall not be deemed a prepayment of the Eurodollar Rate Loan.

     (c) Section 3.6(i) of the Credit Agreement and all references thereto in the Credit Agreement are hereby deleted in their entirety.

     Section 3. Amendment to Section 8.1. Section 8.1 is amended by relettering
Section 8.1(j) and all references thereto in the Credit Agreement to Section 8.1(m), and by deleting the word "and" at the end of Section 8.1(i) and adding the following new subsections 8.1(j), 8.1(k) and 8.1(l) thereafter:

          (j) on or before five (5) Business Days after (1) the end of any given calendar month, or (2) a written request by the Bank, a monthly consolidated cash flow summary report as of the last day of the preceding calendar month or Bank request, as the case may be (with the date of each of (1) or (2) being referred to herein as the "Effective Date"), including a listing of all held checks and the total amount of said held checks, as of the Effective Date, comparing the consolidated cash flow of the Borrower to the Budget, with variances and variance percentages, substantially in the form attached hereto as Exhibit C, with all blanks properly filled (the "Cash Flow Report");

          (k) on or before five (5) Business Days after each Effective Date, an Officer's Certificate executed by an authorized officer of each of the Obligors certifying to the Bank that all of the representations and warranties contained in the Loan Documents are true, correct and complete as of such Effective Date in all respects;

          (l) on or before March 29, 1996, the Budget; and

     Section 4. Amendments to Section 10. Section 10 of the Credit Agreement is amended as follows:

          (a) Section 10.14 is amended and restated as follows:

          10.14. NET WORTH. Borrower shall not permit its consolidated net worth, as determined in accordance with GAAP, to be less than:

                (a) $6,750,000 as of December 31, 1995;
                (b) $5,750,000 from January 1, 1996 to June 29, 1996, inclusive; and
                (c) $6,000,000 from June 30, 1996 to the Termination Date.

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     (b) Sections 10.15, 10.16, 10.17 and 10.18 and all references thereto in the Credit Agreement are deleted in their entirety.

     (c) Section 10.19 of the Credit Agreement, entitled "Distributions to Shareholders" is amended and restated as follows:

          10.19. DISTRIBUTIONS TO SHAREHOLDERS. Borrower shall not make any Distributions to shareholders; except that, as long as no Event of Default has occurred and is continuing, and provided further that no Event of Default would result therefrom, Borrower may make scheduled payments in respect of the Indebtedness to shareholders disclosed in Schedule 10.19, including such amounts due such shareholders for severance payments under valid and enforceable contracts as listed on Schedule 10.19.

     (d) Section 10.19 of the Credit Agreement, entitled "Spector Entertainment" and all references to such section in the Credit Agreement are renumbered as
Section 10.20.

     Section 5. Amendment of Section 11.1. Section 11.1 of the Credit Agreement is hereby amended in the following respects:

     (a) Section 11.1(g) is hereby amended by replacing the figure "$100,000" contained in the third line of such section with the figure "$50,000."

     (b) Section 11.1(h) is hereby amended by replacing the figure "$250,000" contained in the fourth line of such section with the figure "$50,000."

     (c) Section 11.1(n) of the Credit Agreement is amended by amending and restating the last clause of such subsection as follows:

          or one of the following two individuals shall no longer be employed by the Borrower as senior executive officers: J. Roger Faherty and Edward M. Spector;

     (d) Section 11.1(o) is amended by replacing the period at the end of such section with a semi-colon;

     (e) Section 11.1 is amended by adding a new Section 11.1(p) at the end thereof as follows:

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

          (p) Borrower's Cash Flow Report shows that (i) the Borrower's use of cash has exceeded the figure set forth in the Budget for such calendar month by more than 10% in the aggregate; or (ii) the Borrower's aggregate cash receipts, on a rolling three month basis, are less than 90% of the figure set forth in the Budget for such rolling three month period; or
     (iii) the use of cash for the "Satellite/AT&T" line item listed on the Cash Flow Report has exceeded the figure set forth in the Budget for such calendar month by 10% or more.

     Section 6. Existing Violations. The Borrower has informed the Bank and hereby represents and warrants to the Bank that the following are the only conditions which have resulted or, to the Borrower's knowledge at this time, will result with the passage of time, in breaches of the covenants contained in the Credit Agreement:

     (a) The Borrower has violated or contemplates violating Section 10.1 of the Credit Agreement due to the following transactions (collectively, the "10.1 Violations"):

     (1) The Borrower has formed a wholly-owned Subsidiary named Direct Response Advertising Group, Inc., a Delaware corporation ("DRAG"). DRAG and National Media, Inc. have formed a joint venture and plan to form a limited liability company to produce and promote DRAGnet, a cable network which distributes infomercials twenty-four hours a day to be distributed by cable operators to fill unused air time. The transactions related in this subsection (1) are referred to hereafter as the "DRAG Transaction"); and

     (2) The Borrower has agreed in principle (i) to release Marc Greenberg ("Greenberg") and Rich Goldberg ("Goldberg"), each shareholders and employees of the Borrower from their no-compete agreements; (ii) to turn over rights related to the "Love Street" and "Hot Line" shows to Magic Hour Pictures, Inc. ("MHPI"), an entity formed by Greenberg and Goldberg; (iii) to grant the right to produce certain unproduced shows for HBO which are currently under contract with CPV Productions, Inc., a wholly-owned Subsidiary of the Borrower; (iv) to sell certain scripts and treatments ("Scripts") to MHPI or MRG Entertainment, Inc. ("MRGI"), an MHPI affiliate; (v) to sell certain tangible property with a value of approximately $30,000 (the "MHPI Tangible Property") to MHPI and/or MRGI;
(vi) to sublease certain leased real property to MHPI; (vii) to loan, as of January 10, 1996, approximately $520,000 to MHPI to reimburse the Borrower for money advanced to MHPI to produce the new "Hot Line" series which is being transferred to MHPI and for sale to MHPI of the Scripts and the MHPI Tangible Property, with such sums due the Borrower being evidenced by a note issued by MHPI which is due December 31, 1996 and is secured by, inter alia, the joint and several guaranty of Greenberg and Goldberg and the pledge of 100,000 shares of Borrower's common stock owned by Greenberg and Goldberg, with the amounts due under such note being subject to mandatory prepayment from payments received by MHPI from HBO upon

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delivery of the new "Hot Line" series. The transactions related in this subsection (2) are referred to hereafter as the "MHPI Transaction").

     (b) The Borrower has violated or contemplates violating Section 10.2 of the Credit Agreement due to the DRAG Transaction, the MHPI Transaction and the sale of the Borrower's interest in TeleSelect Nederland B.V. to Philips Media Services B.V. and KPN Multimedia B.V. for approximately $3,200,000, of which $1,000,000 will be used by the Borrower to reduce its Obligations to the Bank, and the remaining proceeds are to be used by the Borrower for working capital purposes (the "TeleSelect Transaction")(collectively, the "10.2 Violations").

     (c) The Borrower has violated or contemplates violating Section 10.3 of the Credit Agreement due to the MHPI Transaction and the TeleSelect Transaction (the "10.3 Violations").

     (d) The Borrower has violated or contemplates violating Section 10.4 of the Credit Agreement due to the MHPI Transaction, the TeleSelect Transaction and the following transactions with Affiliates (all as of the date hereof) (collectively, the "10.4 Violations"):

         (1) Notes or accounts receivable from officers and directors of approximately $395,000;

         (2) Notes or accounts receivable from Buccaneer Gaming, Inc. of approximately $400,000;

         (3) Notes or accounts receivable from UTI of approximately $166,000;

         (4) Notes or accounts receivable from Sportsat II, LTD. of approximately $69,000; and

         (5) Notes or accounts receivable from others of approximately $3,000.

     (e) The Borrower has violated Section 10.7 of the Credit Agreement due to the Borrower's agreement with Multimedia Games, Inc. and its subsidiaries (collectively, "MGI") to acquire 275,000 shares of MGI stock, acquire certain intellectual property from MGI, and to provide working capital for the American Gaming Network, Inc. in exchange for $730,000 in cash and $775,000 in the form of two notes issued by the Borrower (the "MGI Transaction") (collectively, the "10.7 Violations").

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

     (f) The Borrower has violated Section 10.12 of the Credit Agreement due to the DRAG Transaction, the 10.4 Violations, and the MGI Transaction (collectively, the "10.12 Violations").

     (g) The Borrower has violated Section 10.13 of the Credit Agreement due to its agreement to enter into a capitalized lease with International Business Machines in the capitalized amount of approximately $3,750,000 in 1995 in violation of the limit on Capital Expenditures set forth in Section 10.13 of $1,000,000 per calendar year (the "10.13 Violation").

     (h) The Borrower has violated Section 10.14 of the Credit Agreement due to its Net Worth of approximately $7,400,000 as of December 31, 1995 which was lower than the minimum Net Worth of $28,000,000 set forth in Section 10.14(iii) of the Credit Agreement (together with any other violation of such covenant through the date of this Amendment, the "10.14 Violation").

     (i) The Borrower has violated Section 10.15 of the Credit Agreement due to its ratio of EBITDA to total Interest Expense as of December 31, 1995 being approximately -17.53 to 1.00 which was lower than the minimum ratio of 5.00 to
1.00 set forth in Section 10.15 of the Credit Agreement (together with any other violation of such covenant through the date of this Amendment, the "10.15 Violation").

     (j) The Borrower has violated Section 10.16 of the Credit Agreement due to its Senior Debt Leverage Ratio being approximately -0.77 as of December 31, 1995 which exceeded the maximum Senior Debt Leverage Ratio of 1.05 to 1.00 set forth in Section 10.16 of the Credit Agreement (together with any other violation of such covenant through the date of this Amendment, the "10.16 Violation").

     (k) The Borrower has violated Section 10.17 of the Credit Agreement due to its Fixed Charge Coverage Ratio as of December 31, 1996 as determined under
Section 10.17 of the Credit Agreement of approximately 0.56 to 1.00 which was lower than the minimum Fixed Charge Coverage Ratio of 1.05 to 1.00 set forth in
Section 10.17 of the Credit Agreement (together with any other violation of such covenant through the date of this Amendment, the "10.17 Violation").

     (l) The Borrower has violated Section 10.18 of the Credit Agreement due to its Leverage Ratio as of December 31, 1996 as determined under Section 10.18 of the Credit Agreement of approximately 4.87 to 1.00 which was greater than the maximum Leverage Ratio of 1.00 to 1.00 set forth in Section 10.18 of the Credit Agreement (together with any other violation of such covenant through the date of this Amendment, the "10.18 Violation")

     (m) The Borrower no longer employs Mark Graff and Leland H. Nolan as senior executive officers in violation of Section 11.1(n) of the Credit Agreement (the "11.1

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Violation" and collectively, with the 10.1 Violations, the 10.2 Violations, the 10.3 Violations, the 10.4 Violations, the 10.7 Violations, the 10.12 Violations, the 10.13 Violation, the 10.14 Violation, the 10.15 Violation, the
10.16 Violation, the 10.17 Violation and the 10.18 Violation, the "Existing Violations").

     Section 7. Waiver of Existing Violations. Subject to the conditions set forth in this Section 7 and in Section 11, below, the Bank hereby forever waives the Existing Violations. The waiver of the violations of the Credit Agreement which will be caused by consummation of the MHPI Transaction shall be conditioned upon the documentation evidencing the MHPI Transaction being acceptable to Bank in its sole and absolute discretion, including a requirement that the Borrower's interests in DRAG and/or any joint venture or entity involved in the DRAG Transaction be pledged to the Bank as additional security for the Obligations and that any security for the obligations of Greenberg, Goldberg, MHPI or MRGI to Borrower are assigned to the Bank as additional security for the Obligations. The waiver of the violations of the Credit Agreement which will be caused by consummation of the TeleSelect Transaction shall be conditioned upon receipt by the Bank of $1,000,000 of the proceeds from such transaction to be applied to such portions of the Obligations as the Bank deems appropriate in its sole and absolute discretion, with any remaining proceeds from such transaction to be used by the Borrower for working capital purposes only.

     SECTION 8. RESERVATION OF RIGHTS. NOTHING CONTAINED IN THIS AMENDMENT SHALL BE CONSTRUED TO IMPAIR THE SECURITY OF THE BANK OR ITS SUCCESSORS AND ASSIGNS UNDER THE AGREEMENT OR ANY OF THE LOAN DOCUMENTS NOR AFFECT OR IMPAIR ANY RIGHTS OR POWERS THAT THE BANK MAY HAVE UNDER THE AGREEMENT OR THE LOAN DOCUMENTS FOR THE RECOVERY OF THE INDEBTEDNESS OF THE BORROWER TO THE BANK IN CASE OF NONFULFILLMENT OF THE TERMS, PROVISIONS AND COVENANTS CONTAINED IN THIS AMENDMENT OR THE TERMS, RIGHTS, POWERS AND COVENANTS OF THE AGREEMENT AND THE LOAN DOCUMENTS NOT MODIFIED BY THIS AMENDMENT. ALL RIGHTS, POWERS AND REMEDIES OF THE BANK UNDER ANY OTHER AGREEMENT NOW OR AT ANY TIME HEREAFTER IN FORCE BETWEEN THE BANK AND THE BORROWER SHALL BE CUMULATIVE AND NOT ALTERNATIVE AND SHALL BE IN ADDITION TO ALL RIGHTS, POWERS AND REMEDIES GIVEN TO THE BANK BY LAW.

     IF, AFTER GIVING EFFECT TO THE TERMS OF THIS AMENDMENT, ANY EVENT OF DEFAULT OCCURS AND CONTINUES OR EXISTS UNDER THE AGREEMENT, THE BANK WILL BE UNDER NO OBLIGATION TO FORBEAR THE EXERCISE OF ITS RIGHTS UNDER THE AGREEMENT, THE LOAN DOCUMENTS, APPLICABLE LAW OR OTHERWISE. FURTHERMORE, ANY WAIVER BY THE BANK CONTAINED IN THIS AMENDMENT SHALL APPLY ONLY TO THE SPECIFIC EVENT WAIVED FOR THE TIME PERIOD SPECIFIED AND SHALL NOT BE DEEMED TO BE A CONTINUING WAIVER.

     Section 9. Representations and Warranties. The Borrower represents and warrants to the Bank that:

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     (a) The Borrower has and will continue to have corporate power and authority to execute, deliver and perform the provisions of this Amendment and Amendment No. 1 to Second Amended and Restated Revolving Credit Note of even date herewith (collectively, the "Amendment Documents") and all other documents, certificates, instruments and other agreements executed and delivered by the Borrower in connection with the Agreement and this Amendment;

     (b) The execution and delivery of the Amendment Documents and the carrying out of the Credit Agreement, as amended hereby, and the other Loan Documents will not violate any provisions of law or any instrument, agreement, order, decree, writ or ruling to which the Borrower is a party or by which it is bound or to which it is subject;

     (c) This Amendment and the other Amendment Documents, which have been duly and validly executed and delivered by the Borrower, and the other Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the terms hereof and thereof;

     (d) The representations and warranties of the Borrower contained in the Agreement, and the other Loan Documents are true, correct and complete on and as of the date hereof;

     (e) AT&T Corp. has agreed to allow the Borrower payment terms of net 60 days on all invoices for satellite transponder services rendered to Borrower from and after January 1, 1996 to and including the Termination Date.

     (f) No Event of Default has occurred which remains in existence after giving effect to the waivers contained in Section 7, above.

     (g) The Bank has acted solely in accordance with its rights and remedies under the Loan Documents and applicable law; and

     (h) The Bank has acted in good faith in the performance and enforcement of the Obligations and the Loan Documents and the negotiation of the terms and conditions of this Amendment and the other Amendment Documents.

     Section 10. Release. The Borrower waives and releases, to the maximum extent permitted by law, the Bank and its officers, directors, attorneys, agents, and employees from liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that each ever had, could have had or now has against the Bank arising out of or relating to the Amendment Documents and the Loan Documents or the Bank's acts or omissions, except willful misconduct, with respect thereto.

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

Section 11. Effective Date and Conditions of Closing.

     (a) The effective date of this Amendment shall be March 29, 1996.

     (b) Prior to a consummation or closing of the transactions contemplated in this Amendment and the effectiveness of the waivers set forth in Section 7 of this Amendment, the Borrower shall deliver the following to the Bank in form and substance satisfactory to the Bank and its counsel:

     (1) A properly executed original of this Amendment;

     (2) A properly executed Amendment No. 1 to Second Amended and Restated Revolving Credit Note;

     (3) Copies of proper corporate resolutions of the Borrower authorizing the execution, acknowledgment and delivery of this Amendment and the other Amendment Documents, and any and all other documents required to consummate the transactions contemplated thereby;

     (4) A Corporate Secretary's Certificate and Certificate of Incumbency of the officers and directors of the Borrower made by the Secretary or Assistant Secretary of the Borrower together with a certified copy of the articles of incorporation and by-laws of the Borrower, or a certification that such articles of incorporation and by-laws have not changed since August 14, 1995, the last delivery of such documents to the Bank;

     (5) Updated Schedules 7.2, 7.3, 7.7, 7.8, 7.9, 7.12, 7.13, 7.15, 7.17,
     7.18, 7.19, 7.20, 10.7, 10.10, 10.12 and 10.19 (including any obligations for severance payments to shareholders of the Borrower) to the Credit Agreement, certified to be true and correct as of the date of delivery by the Chief Financial Officer or Chief Executive Officer of the Borrower;

     (6) A replacement warrant for the purchase of 100,000 shares of the Borrower's common stock, with full registration rights, to be exercisable for a period from the date hereof to and including December 8, 2004 at an exercise price of $3.00 per share (the "Warrant");

     (7) Confirmation from Coopers & Lybrand that the amended financial covenants will result in a clean audit; and

     (8) The Budget.

     Section 12. Call Option on Warrant. The Borrower shall have the option from January 2, 1997 to and including January 1, 1998, to purchase the Warrant for a purchase price of the greater of (a) $400,000 or (b) the product of 100,000 multiplied by 95% of the market price per share of the Borrower's common stock on the date the Borrower exercises its call option (the "Purchase Price"). In order to effectuate the exercise of its call option hereunder, the Borrower must deliver to the Bank written notice of its intent to exercise the call option together with the Purchase Price in immediately available funds.

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


     Section 13. Expenses; Fees. The Borrower agrees to pay and save the Bank harmless against liability for the payment of all out-of-pocket expenses of the Bank arising in connection with this Amendment and the Amendment Documents, including fees and expenses of counsel for the Bank.

     Section 14. Miscellaneous. The provisions of the Credit Agreement shall remain in full force and effect except as modified hereby. This Amendment and the Credit Agreement shall each be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be construed in accordance with, and governed by, such laws without regard to principles of conflicts of law. All representations, warranties and covenants contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Amendment, and will bind and inure to the benefit of the successors and assigns of the parties hereto, provided that, without the prior written consent of the Bank, the Borrower may not assign any of its obligations under the Credit Agreement as amended hereby or any of the other Loan Documents, and any such attempted assignment shall be null and void. This Amendment may be executed in any number of counterparts so that when all such copies are placed together they shall constitute one and the same document.

     Section 15. Security. The Borrower's obligations under the Credit Agreement, as amended by this Amendment, and under the Notes and the Security Documents, as each may be amended, modified or supplemented from time to time, are and will continue to be secured by the security interests granted to the Bank by the Borrower and the other Obligors under the Security Documents, as the same may be amended, modified or supplemented from time to time, and such obligations are and will continue to be a part of the Obligations which is secured by the security interests granted in the Security Documents.

     Section 16. Confirmation. Except as specifically amended or modified by this Amendment, the Bank and the Borrower hereby confirm and ratify the Credit Agreement in its entirety.

     IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed and delivered this Third Amendatory Agreement as of the date first written above.


     ATTEST:                                    GRAFF PAY-PER-VIEW INC.

     By: /s/ Daniel J. Barsky                   By: /s/ Philip J. Callaghan
         ---------------------------------          ----------------------------
             Daniel J. Barsky                           Philip J. Callaghan
             Senior Vice President and                  Chief Financial Officer/
             General Counsel                            Executive Vice President

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


     MIDLANTIC BANK, N.A.

     By: /s/ Thomas J. McCool
         --------------------------------
             Thomas J. McCool
             Sr. Vice President



                CONSENT, ACKNOWLEDGMENT AND AGREEMENT OF OBLIGORS

     On this 29th day of March, 1996, each of the undersigned Obligors, as defined in the Agreement, intending to be legally bound hereby (capitalized terms have the meanings set forth in the Third Amendatory Agreement by and between Graff Pay-Per-View Inc. and Midlantic Bank, N.A. of even date herewith):

acknowledges receipt of a copy of the Amendment and Amendment No. 1 to Third Amended and Restated Revolving Credit Note;

consents to the terms and conditions contained in the Amendment Documents;

affirms its obligations under each of the Security Documents to which it is a party and confirms that the Obligations of the Borrower under the Agreement are secured by the Security Documents to which such Obligor is a party;

acknowledges that the Bank has acted solely in accordance with its rights and remedies under the Loan Documents and applicable law;

acknowledges that the Bank has acted in good faith in the performance and enforcement of the Obligations and the Loan Documents and the negotiation of the terms and conditions of the Amendment and the other Amendment Documents; and

waives and releases, to the maximum extent permitted by law, the Bank and its officers, directors, attorneys, agents, and employees from liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that each ever had, could have had or now has against the Bank arising out of or relating to the Amendment Documents and the Loan Documents or the Bank's acts or omissions, except willful misconduct, with respect thereto.

                                           GRAFF PAY-PER-VIEW INC., SPICE, INC.,

CABLE VIDEO STORE, INC., GRAFF
MARKETING CORPORATION, INC., PAY-PER-
VIEW INTERNATIONAL, INC., GUEST CINEMA,
INC., CPV PRODUCTIONS, INC., MEDIA
LICENSING, INC., CYBERSPICE, INC., MAGIC
HOUR PICTURES, INC., AMERICAN GAMING
NETWORK, INC., AMERICAN INTERACTIVE
GAMES, INC. AND THE HOME VIDEO
CHANNEL LIMITED


  By:   /s/ Philip J. Callaghan
      ----------------------------------
  Name:     Philip J. Callaghan
        --------------------------------
            An Authorized Officer of
         each of the foregoing entities


                                                                       EXHIBIT B

                                                                         BUDGET

                                 SCHEDULE 10.19

                          DISTRIBUTIONS TO SHAREHOLDERS